UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2006

PRIME GROUP REALTY TRUST

(Exact name of registrant as specified in its charter)

MARYLAND                            1-13589                      36-4173047

(State or other jurisdiction of                (Commission File (I.R.S. Employer

incorporation or organization)               Number) Identification No.)

77 West Wacker Drive, Suite 3900, Chicago, Illinois                              60601

(Address of principal executive offices)            (Zip Code)

Registrant’s telephone number, including area code: (312) 917-1300.

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On May 5, 2006, Prime Group Realty Trust (the "Company") announced its consolidated financial results for the first quarter ended March 31, 2006. The Press Release will be available on the Company’s Internet website (www.pgrt.com) and will also be available upon request as specified therein.

Copies of the Company’s first quarter ended March 31, 2006 earnings press release is furnished as Exhibit 99.1 hereto, and is incorporated herein by reference. The information contained in this current report on Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" with the Securities and Exchange Commission nor incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, or into any proxy statement or other report filed by the Company under the Securities Exchange Act of 1934, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements

None

(b)	Exhibits:

Exhibit No.	Description

99.1	Prime Group Realty Trust First Quarter Ended March 31, 2006 Earnings Press Release dated May 5, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME GROUP REALTY TRUST

By: /s/ Jeffrey A. Patterson
Jeffrey A. Patterson
Dated: May 5, 2006	President and Chief Executive Officer

May 5, 2006	EXHIBIT 99.1

PRIME GROUP REALTY TRUST REPORTS FIRST QUARTER 2006 RESULTS

CHICAGO, Illinois. May 5, 2006 – Prime Group Realty Trust (NYSE: PGEPRB) (the "Company") announced its results today for the first quarter ended March 31, 2006. Net loss available to common shareholders, after the allocation of $2.25 million in quarterly distributions to the preferred shareholders (declared by our board having a record date of March 31, 2006 and a payment date of April 28, 2006), was $0.1 million or $0.53 per share for the first quarter of 2006, as compared to net income of $2.3 million or $0.10 per share reported for the first quarter of 2005. The increase in net loss per share is primarily due to the reduction in the number of common shares outstanding from 23,681,371 to 236,483 common shares as a result of the Company’s acquisition by an affiliate of The Lightstone Group, LLC in July 2005 (the "Acquisition").

The $2.4 million decrease in net income resulting in a net loss was principally the result of the allocation of gains and losses to our parent company, via minority interest, as a result of the Acquisition.

Revenue for the first quarter was $24.5 million, an increase of $0.4 million from first quarter 2005 revenue of $24.1 million. The increase in revenue was primarily attributable to an increase in rental income of $0.2 million and increased parking revenue of $0.2 million.

The results of our operations, before minority interest, were affected by:

•

a $4.4 million increase in depreciation and amortization primarily attributable to the revaluation to fair value of tangible and intangible assets that was required by applicable accounting rules in connection with the Acquisition;

•	a $3.5 million increase in interest expense primarily due to increased debt and higher variable interest rates; and
•

a $0.9 million increase in the non-cash allocation of losses from investments in unconsolidated joint ventures which are primarily attributable to increased depreciation and amortization related to the revaluation to fair value of assets in connection with the Acquisition.

Partially offset by:

•	a $1.9 million decrease in strategic alternative costs primarily due to the completion of the Acquisition; and
•	a $0.6 million decrease in general and administrative costs as a result of lower salaries and benefits expense and legal costs.

About the Company

Prime Group Realty Trust is a fully-integrated, self-administered, and self-managed real estate investment trust (REIT) that owns, manages, leases, develops, and redevelops office and industrial real estate, primarily in metropolitan Chicago. The Company owns 10 office properties containing an aggregate of 3.9 million net rentable square feet, one industrial property comprised of approximately 120,000 square feet and three joint venture interests in office properties totaling 2.6 million net rentable square feet. To learn more, visit the company website at www.pgrt.com.

Prime Group Realty Trust is owned and controlled by the Lightstone Group. Founded in 1988 and headquartered in Lakewood, New Jersey, The Lightstone Group is ranked among the 25 largest real estate companies in the industry with a diversified portfolio of over 12,000 residential units as well as office, industrial and retail properties totaling approximately 29 million square feet of space in 26 states, the District of Columbia and Puerto Rico. The Lightstone Group and its affiliates employ more than 1,000 staff and professionals and maintains regional offices in New York, Maryland, Illinois and Virginia. The Lightstone Group has acquired in excess of $2 billion in real estate since 2004.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management’s current views with respect to future events and financial performance. The words "believes", "expects", "anticipates", "estimates", and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company’s filings with the Securities and Exchange Commission.

Contact:
Jeffrey A. Patterson	Paul G. DelVecchio
President and Chief Executive Officer	Senior Vice President—Capital Markets
312/917-1300	312/917-1300

PRIME GROUP REALTY TRUST

CONSOLIDATED STATEMENTS OF OPERATIONS

(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(UNAUDITED)

	Successor	Predecessor
	Company	Company
	Three months	Three months
	ended	ended
	March 31	March 31
	2006	2005
Revenue:
Rental	$13,658	$13,450
Tenant reimbursements	8,681	8,745
Other property revenues	1,065	863
Services Company revenue	1,071	1,022
Total revenue	24,475	24,080

Expenses:
Property operations	6,285	6,443
Real estate taxes	5,411	5,481
Depreciation and amortization	9,383	4,945
General and administrative	1,822	2,424
Services Company operations	1,052	775
Severance costs	−	176
Strategic alternative costs	−	1,934
Total expenses	23,953	22,178
Operating income	522	1,902
Interest and other income	871	578
Loss from investments in unconsolidated joint ventures	(3,996)	(3,057)
Interest:
Expense	(9,461)	(5,944)
Amortization of deferred financing costs	(297)	(243)
Accretion of mortgage notes payable	343	–
Loss from continuing operations before minority interests	(12,018)	(6,764)
Minority interests	14,142	1,037
Income (loss) from continuing operations	2,124	(5,727)
Discontinued operations, net of minority interests of $(80) and $(202) in 2006 and 2005, respectively	1	1,552
Income (loss) before gain on sales of real estate	2,125	(4,175)
Gain on sales of real estate, net of minority interests of $(1,138) in 2005	−	8,758
Net income	2,125	4,583
Net income allocated to preferred shareholders	(2,250)	(2,250)
Net (loss) income available to common shareholders	$(125)	$2,333

Basic and diluted earnings available to common shares per weighted-average common share:
Income (loss) from continuing operations after minority interests and allocation to preferred shareholders	$(0.53)	$(0.34)
Discontinued operations, net of minority interests	−	0.07
Gain on sales of real estate, net of minority interests	−	0.37
Net (loss) income available per weighted-average common share of beneficial interest –basic and diluted	$(0.53)	$0.10

See notes to consolidated financial statements.

PRIME GROUP REALTY TRUST

CONSOLIDATED BALANCE SHEETS

(DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(UNAUDITED)

Assets	March 31 2006	December 31 2005
Real estate:
Land	$92,088	$92,220
Building and improvements	336,670	335,951
Tenant improvements	43,269	43,200
Furniture, fixtures and equipment	521	521
	472,548	471,892
Accumulated depreciation	(16,377)	(11,142)
	456,171	460,750
In-place lease value, net	35,816	39,912
Above-market lease value, net	28,765	30,638
Property under development	–	1,501
	520,752	532,801

Property held for sale	1,506	–
Investments in unconsolidated entities	107,033	111,197
Cash and cash equivalents	36,101	17,609
Receivables, net of allowance for doubtful accounts of $952 and $1,086 at March 31, 2006 and December 31, 2005, respectively:
Tenant	2,609	1,915
Deferred rent	3,065	2,184
Other	2,403	1,724
Restricted cash escrows	40,820	96,654
Deferred costs, net	11,311	5,220
Other	2,565	2,617
Total assets	$728,165	$771,921

Liabilities and Shareholders' Equity
Mortgage notes payable	$510,185	$452,965
Accrued interest payable	3,184	1,796
Accrued real estate taxes	17,651	22,389
Accrued tenant improvement allowances	9,941	11,792
Accounts payable and accrued expenses	4,408	6,527
Liabilities for leases assumed	6,460	7,618
Below-market lease value, net	15,023	16,195
Dividends payable	2,250	2,250
Other	7,846	9,136
Total liabilities	576,948	530,668
Minority interests:
Operating Partnership	121,941	135,853
Shareholders' equity:
Preferred Shares, $0.01 par value; 30,000,000 shares authorized:
Series B – Cumulative Redeemable Preferred Shares, 4,000,000 shares designated, issued and outstanding	40	40
Common Shares, $0.01 par value; 100,000,000 shares authorized; 236,483 shares issued and outstanding	2	2
Additional paid-in capital	106,589	106,239
Accumulated other comprehensive income	1	–
Distributions in excess of earnings	(77,356)	(881)
Total shareholders' equity	29,276	105,400
Total liabilities and shareholders' equity	$728,165	$771,921

See notes to consolidated financial statements.